Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
   Salient MLP & Energy Infrastructure Fund:

We consent to the use of our report dated January 26, 2012 for Salient MLP & Energy Infrastructure Fund, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
August 29, 2012